Exhibit 10.1

TENTH AMENDMENT AND RESTATEMENT

OF THE ESCO TECHNOLOGIES INC.

EMPLOYEE STOCK PURCHASE PLAN

(Incorporating all amendments through May 6, 2024)

1.Title: This Plan shall be known as the “ESCO Technologies Inc. Employee Stock Purchase Plan”. ESCO Technologies Inc. (the “Company”) is a Missouri corporation with its principal offices located at 9900A Clayton Road, St. Louis, Missouri 63124.

2.Purpose: The purpose of the Plan is to provide a convenient method by which employees of the Company and certain of its subsidiaries, who wish to do so, may purchase shares of the common stock of the Company (hereinafter referred to as “Common Stock”).

3.Eligibility: A division or subsidiary of the Company may elect to permit its employees to participate in the Plan, subject to the approval of the Chief Executive Officer of the Company or any other Senior Corporate Officer of the Company to whom such authority has been delegated by the Chief Executive Officer of the Company, provided that participation shall be subject to the Company having obtained any necessary permits or authorizations necessary for the offer and/or sale of Common Stock to the participating employees under the Plan. All current and future employees of the units listed in Attachment 1 hereto are eligible to participate in the Plan. Upon the addition or subtraction of a participating subsidiary the Company shall cause Attachment 1 to be appropriately updated, indicating the effective date of the change.

4.Participation:

(a)

Participation in the Plan shall be entirely voluntary. Upon submission by any eligible employee of a Company-approved Plan Participation and Election Form or by such electronic means as the Company may approve (in whatever form and by whatever method submitted, the “Plan Participation/Election Form”), an account shall be opened with respect to such employee in the name of the employee. Eligible employees for whom accounts are opened and maintained in accordance with the terms of the Plan are herein referred to as “participants.”

(b)	A participant may not assign or pledge any interest the participant may have under the Plan.

5.The Trustee: The Plan shall be administered by one or more Trustees (herein called the “Trustee,” whether one or more) appointed by an officer designated by the Board of Directors of the Company. The Trustee shall at all times be “an agent independent of the issuer” as defined in Rule 10b-18 under the Securities Exchange Act of 1934 (the “1934 Act”). The Trustee shall have power and authority to establish such procedures as the Trustee shall deem necessary to effect equitably and fairly the provisions and the intent of the Plan.

6.Contributions by Participants:

(a)

Participants may make contributions to the Plan only through payroll deductions. By completing and submitting a Plan Participation/Election Form, participants may authorize the Company to make deductions from their “Compensation,” as defined in the Company’s Employee Savings Investment Plan (the “401(k) Plan”) to be applied to the purchase of Common Stock of the Company under the terms of the Plan.

(b)

Deductions authorized for such purpose shall be whole percentages of Compensation and shall not be less than one percent (1%) nor more than ten percent (10%). The Company may establish rules of uniform application regarding a participant's ability to change the participant’s deduction authorizations.

(c)	Participants’ contributions shall be included in their gross income for purposes of applicable income and employment taxes.

(d)

A participant may cease making contributions to the Plan at any time by completing a Plan Participation/Election Form revoking the participant’s payroll withholding authorization. Such cessation shall be effective as promptly as practicable after the participant’s direction to cease withholding is received by the Company’s payroll processing service. In such event the shares allocated to the participant shall remain in the Plan until withdrawn as set forth in Sections 10 or 11 below. If the participant later wishes to resume making contributions to the Plan the participant must submit a new Plan Participation/Election Form.

7.Stock Purchases and Allocation to Participant Accounts: Common Stock purchases under the Plan, and allocation of such Common Stock to the accounts of participants, shall be effected pursuant to the following rules and procedures:

(a)	The Company shall remit amounts withheld pursuant to payroll authorizations under the Plan to the Trustee on a monthly basis as promptly as practicable after the end of each month.
(b)

At the discretion of a Senior Corporate Officer of the Company, the Company or a participating subsidiary may contribute in cash an amount not to exceed twenty percent (20%) of the amounts contributed by participants employed by it or its divisions or subsidiaries. The Company’s contribution amounts may be separately determined for each of its subsidiaries or divisions. Amounts contributed by the Company or a subsidiary under this Section 7(b) shall be considered as additional compensation to the participants for purposes of applicable income and employment taxes. Commencing October 15, 2003, the total number of shares of Common Stock that may be purchased under the Plan with the Company’s and its subsidiaries’ contributions shall not exceed two hundred seventy-five thousand (275,000) shares, which number shall be adjusted to reflect stock dividends, stock splits, reverse stock splits and similar matters occurring after February 5, 2019 that affect the number of outstanding shares of Common Stock.

(c)

The Trustee shall use amounts contributed pursuant to Sections 7(a) and 7(b) to purchase shares of the Common Stock of the Company on a monthly basis as promptly as practicable after receipt of such amounts. Common Stock may be purchased from sellers unaffiliated with the Company in private transactions, or such purchases may be effected on the New York Stock Exchange. No private transaction may be at a price greater than the then-market price of the Company's Common Stock on the New York Stock Exchange. Common Stock may not be purchased from the Company or its affiliates.

(d)

Following each stock purchase, the Trustee shall allocate shares purchased by the Trustee to the participants’ accounts pro rata according to their respective contributions to the purchase price. The cost per share charged against the account of each participant for shares allocated to the participant’s account shall be the average cost to the Trustee for the shares purchased by the Trustee (including brokerage fees and any other expenses directly applicable to the purchase of such shares). Both whole and fractional shares shall be allocated.

(e)	The Trustee shall maintain a book entry account for each participant and shall issue stock certificates to a participant only upon the circumstances and in the manner provided in Section 10.
(f)

Cash dividends received by the Trustee on shares held by it under the Plan shall be used by the Trustee to purchase additional shares which shall be allocated among all participants, pro rata, on the basis of their respective account balances and credited to the accounts of participants as additional contributions under the Plan. Account balances for this purpose shall be determined as of the dividend record date preceding the allocation of shares to such accounts. Any shares of the Common Stock of the Company received by the Trustee as a stock dividend on shares held by it shall be treated as additional shares purchased by the Trustee under the Plan, at no cost, and shall be allocated and otherwise dealt with by the Trustee in the same manner as any other shares purchased by the Trustee under the Plan.

Dividends received by the Trustee shall be deemed to have been received by the Trustee on the payment dates provided for the declaration of such dividends.

(g)	The Company does not guarantee in any way that the shares purchased under the Plan will not decline in market value.

8.Voting of Stock Held Under the Plan: For each meeting of stockholders, the participants will have the right to vote all shares credited to their respective accounts under the Plan, whether registered in the name of the Trustee or its nominee. Shares held by the Trustee under the Plan but for any reason not allocated to the account of a participant will not be voted by the Trustee.

9.Costs of Administering the Plan: All costs and expenses of administering the Plan, including the fees of the Trustee, shall be paid by the Company.

10.Distributions from Participants’ Accounts:

(a)

A participant may from time to time elect to withdraw any number of whole shares allocated to the participant’s Plan account in any of the following ways, in each case by submitting an appropriate Plan Participation/Election Form and complying with such other conditions, if any, as may be required by the Trustee and/or the Company:

(i)

The participant may elect to have ownership of a number of whole shares withdrawn from the Plan and transferred from the participant’s Plan account to the participant as an individual. As promptly as practicable after the Trustee’s receipt of the withdrawal election, the Trustee will deduct the number of withdrawn shares from the participant’s Plan account and credit them to the participant’s individual book-entry share ownership account. Alternatively, the participant may direct the Trustee to have the withdrawn shares transferred to the participant’s brokerage account or to such other account or in such other manner as the Company may permit in its sole discretion.

(ii)

The participant may request the sale of a number of whole shares allocated to the participant’s Plan account. The Trustee will endeavor to sell the shares within one week of receiving written authorization to sell the shares and will promptly deliver a check to the participant less any commission charged by the Trustee.

(b)	The Trustee may establish such other procedures as it deems necessary to administer withdrawals in accordance with the intent of the Plan.
(c)

Except for sale commissions, no charges shall be imposed against the participant or the participant’s account by reason of a withdrawal of shares. However, if the participant requests the Trustee to issue and deliver a stock certificate for the withdrawn shares (in lieu of having them transferred to a book-entry share account), the participant will be responsible for any costs charged by the Trustee for the issuance of a paper certificate.

(d)	Except as set forth in Section 11, no participant shall have any right to receive a distribution of fractional shares in the participant’s account, or to receive the value thereof in cash.

11.Termination of Participation in the Plan:

(a)	A participant may voluntarily elect to completely withdraw from the Plan and terminate participation in the Plan by submitting an appropriate Plan Participation/Election Form.
(b)	A participant’s participation in the Plan will automatically terminate upon the participant’s death, retirement, or other termination of employment.
(c)

Upon the termination of a participant’s Plan participation, the participant’s account will be settled and distributed as soon as practicable after such event occurs and after the Trustee receives notice of such termination or in the event of death, after the appointment of the legal representative of the estate of the deceased and/or the satisfaction of any other applicable legal requirements. The whole shares of stock which have been allocated to the account of such former participant shall be distributed as provided in section 10, and the Trustee shall pay to the former participant an amount in cash equal to any fractional share remaining in the former participant’s account, or in the case of the death of a participant who is the sole account holder, the Trustee shall make such distribution and payment to the designated beneficiary or beneficiaries of the account or, if none, to the legal representative of such participant.

12.Reports to Participants: The Trustee will render regular reports to each participant under the Plan, showing, for the period of the report, the contributions made and dividends, if any, credited to such participant's account; the number of shares allocated to such participant; the purchase price for such shares charged against the participant’s account; and the number of shares withdrawn, if any. Such reports shall be made not less frequently than once each quarter.

13.Amendment and Termination of the Plan: The Company reserves the right with respect to any or all employees, including those who may be participants under the Plan, to amend or terminate the Plan at any time; provided that, except with respect to termination of the Plan and changes in the amount of contributions by participants under Section 6 or by the Company or a division or subsidiary under Section 7(b), such authority may be delegated to any Senior Corporate Officer of the Company subject to such conditions as the Human Resources and Compensation Committee of the Company’s Board of Directors may determine from time to time. In the event of termination of the Plan, the Trustee as promptly as practicable after the date of termination shall deliver to the participant a certificate for the whole shares in the participant’s account, or transfer such whole shares to such brokerage account as the participant may have directed, and shall pay to the participant an amount in cash equal to any fractional share remaining in the participant’s account.

14.Section 16 Compliance: With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with the applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan and any action thereunder fail to so comply, it shall be deemed null and void to the extent permitted by law.

15.Effective Date: The Plan became effective on October 15, 2003. This Amendment and Restatement incorporates all amendments through May 6, 2024.

ATTACHMENT 1

(Last Revised Effective May 6, 2024)

Unit	(Effective Date, if Later than the Above Date)

Crissair, Inc.
Doble Engineering Company
ESCO Technologies Inc.
ETS-Lindgren Inc.
Globe Composite Solutions LLC
Mayday Manufacturing Co.
Morgan Schaffer LTD
NRG Systems, Inc.
PTI Technologies Inc.
VACCO Industries
Westland Technologies Inc